CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM




         We hereby consent to the incorporation by reference in this Registration Statement of Hirsch International Corp. on Form S-8 pertaining to the Hirsch International Corp. 2003 Stock Option Plan, of our report dated April 30, 2004 with respect to the consolidated financial statements and schedules of Hirsch International Corp. included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in the Registration Statement on Form S-8 pertaining to the Hirsch International Corp. 2003 Stock Option Plan filed with the Securities and Exchange Commission.

Melville, New York

                                                             /s/BDO SEIDMAN, LLP
                                                             -------------------
                                                              BDO SEIDMAN, LLP


April 15, 2004, except for Note 15, which is as of April 30, 2004